UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 3, 2021

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

(Address of principal executive offices)
230 E. Riverside Dr. Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

☐Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☐ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2021, the Nominating and Corporate Governance Committee (“Committee) of the Board of Directors (“Board”) of PetIQ, Inc. (the “Company”), considered Ronald Kennedy’s conditional resignation, as disclosed on Form 8-K filed on July 6, 2021. The Committee recommended to the Board that it accept Mr. Kennedy’s conditional resignation. On July 29, 2021, the Board voted and passed a resolution to accept Mr. Kennedy’s conditional resignation effective immediately and reduce the size of the Board from seven to six. Mr. Kennedy was not a participant in the deliberations of the Committee or the Board. Mr. Kennedy’s conditional resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Mr. Kennedy was a member of the Compensation and Audit Committees. Existing directors may be appointed to fill the vacancies on these committees.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1
Exhibit Number	Description
10.1	Transition Support Agreement and General Release, dated as of August 3, between PetIQ, Inc., and John Newland.
99.1	Press Release, dated August 4, 2021, announcing the retirement of John Newland as Chief Financial Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.
Dated: August 9, 2021	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer